Exhibit 99.1

Contact:

Assaf Ran, CEO

(516) 444-3400

SOURCE: Manhattan Bridge Capital, Inc.

MANHATTAN BRIDGE CAPITAL, INC. ANNOUNCES CLOSING OF PUBLIC OFFERING OF COMMON SHARES

Great Neck, NY, August 15, 2016 – Manhattan Bridge Capital, Inc. (NASDAQ: LOAN) , a real estate finance company specializing in originating, funding, servicing, and managing a portfolio of short-term loans secured by first mortgage liens on real estate, today announced the closing of its previously announced public offering of 672,269 common shares at a price to the public of $5.95 per share.  Gross proceeds to Manhattan Bridge Capital from the offering were approximately $4,000,000, before deducting underwriting discounts and commissions and other estimated offering expenses.  Manhattan Bridge Capital has granted the underwriters a 45-day option to purchase up to 100,840 additional common shares to cover over-allotments, if any.

Aegis Capital Corp. acted as the sole book-running manager for the offering.

This offering is being made pursuant to a shelf registration statement (File No. 333-203678) previously filed with the Securities and Exchange Commission (the “SEC”) and which became effective on May 18, 2015. A preliminary prospectus supplement and accompanying prospectus relating to the offering were filed with the SEC and a final prospectus supplement and accompanying base prospectus will be filed with the SEC. Electronic copies of the preliminary prospectus supplement and, when available, electronic copies of the final prospectus supplement and accompanying prospectus relating to this offering may be obtained from the SEC’s website at www.sec.gov or from Aegis Capital Corp., 810 7th Avenue, 18th Floor, New York, NY 10019 or via telephone at 212-813-1010 or email: prospectus@aegiscap.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Manhattan Bridge Capital

We are a New York-based real estate finance company that specializes in originating, servicing and managing a portfolio of first mortgage loans. We offer short-term, secured, non–banking loans (sometimes referred to as “hard money” loans) to real estate investors to fund their acquisition, renovation, rehabilitation or development of residential or commercial properties located in the New York metropolitan area. We are organized and conduct our operations to qualify as a real estate investment trust (“REIT”) for federal income tax purposes.

Forward-looking Statements

This press release may contain forward-looking statements. All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “anticipate,” “estimate,” “expect,” “project,” “plan,” “seek,” “intend,” “believe,” “may,” “might,” “will,” “should,” “could,” “likely,” “continue,” “design,” and the negative of such terms and other words and terms of similar expressions are intended to identify forward- looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. In addition, neither we nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements. We disclaim any duty to update any of these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these cautionary statements as well as others made in this prospectus. You should evaluate all forward-looking statements made by us in the context of these risks and uncertainties.